Exhibit 10.3

SECOND AMENDMENT TO CREDIT AGREEMENT

This SECOND AMENDMENT TO CREDIT AGREEMENT (the “Amendment”), dated as of November 30, 2011, by and among CDI CORP., a Pennsylvania corporation and CDI CORPORATION, a Pennsylvania corporation (each a “Borrower” and collectively, “Borrowers”), the Lenders (as hereinafter defined) and JPMORGAN CHASE BANK, N.A., in its capacity as administrative agent for Lenders (hereinafter referred to in such capacity as “Administrative Agent”).

RECITALS

WHEREAS, reference is made to that certain Credit Agreement, dated as of October 29, 2010, as amended by the First Amendment to Credit Agreement dated October 28, 2011, by and among Borrowers, the other Loan Parties (as defined therein), the lenders from time to time party thereto (the “Lenders”) and Administrative Agent (the “Credit Agreement”);

WHEREAS, Loan Parties have requested that Administrative Agent and Lenders amend certain provisions of the Credit Agreement pursuant to which the Administrative Agent and Lenders Parties thereto have agreed to make certain extensions of credit to the Borrowers subject to the limitations as set forth herein and in the Credit Agreement, as hereinafter provided; and

WHEREAS, the parties hereto desire to amend certain terms of the Credit Agreement, as hereinafter provided.

NOW, THEREFORE, the parties hereto, in consideration of their mutual covenants and agreements hereinafter set forth, and intending to be legally bound hereby, covenant and agree as follows:

AGREEMENT

1. Definitions. All capitalized terms used and not defined herein shall have the meanings given them in the Credit Agreement and the rules of construction set forth in Section 1.02 of the Credit Agreement shall apply to this Amendment.

2. Amendments. The Credit Agreement is hereby amended as follows:

(a) The following definitions in Section 1.01 are hereby amended and restated in their entirety as follows:

“Commitment” means, with respect to each Lender, the commitment of such Lender to make Loans and to acquire participations in Letters of Credit hereunder, expressed as an amount representing the maximum aggregate amount of such

Lender’s Credit Exposure hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.06 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 10.04. The initial amount of each Lender’s Commitment is set forth on Schedule 1.01, or in the Assignment and Assumption pursuant to which such Lender shall have assumed its Commitment, as applicable. The aggregate amount of the Commitments is $50,000,000 on and after the date hereof.

“Commitment Termination Date” means November 30, 2012.

(b) The last sentence of Section 4.04(a) of the Credit Agreement is hereby amended and restated in its entirety as follows:

There are no liabilities of the Company or any of its Subsidiaries, fixed or contingent, which are material in relation to the consolidated financial condition of the Borrower that are not reflected in the financial statements (or in the notes thereto) contained in the Company’s Form 10-K and Form 10-Q filings, other than liabilities arising in the ordinary course of business since the respective date of the most recent of such financial statements.

(c) Section 7.07(b)(iii) of the Credit Agreement is hereby amended and restated in its entirety as follows:

(iii) in the event the Restricted Payment is the payment of a dividend the Consolidated Aggregate Liquidity of the Company and its Subsidiaries, before such payment is made, shall be greater than $25,000,000;

(d) Section 7.11(c) of the Credit Agreement is hereby amended and restated in its entirety as follows:

(c) Consolidated Aggregate Liquidity. The Consolidated Aggregate Liquidity of the Company and its Subsidiaries shall at the end of each fiscal quarter be greater than $20,000,000.

(e) Schedule 1.01 (Commitments) of the Credit Agreement shall hereafter be replaced with a revised form of Schedule 1.01 (which is attached hereto) reflecting the Amendment to the Commitments set forth herein.

3. Conditions of Effectiveness. The effectiveness of this Amendment is expressly conditioned upon satisfaction of each of the following conditions precedent:

(a) Execution and Delivery. Each Loan Party shall have executed and delivered this Amendment to Administrative Agent.

(b) There shall be delivered to the Administrative Agent, a certificate, dated as of the date hereof and signed by an officer of the Loan Parties, certifying as appropriate as to: (i) all corporate action taken by the Loan Parties to authorize this Amendment; (ii) the names of the officer or officers authorized to sign this Amendment and the other documents executed and delivered in connection herewith and described in this Section are the true signatures of such officer or officers and specifying the officers authorized to act on behalf of the Loan Parties for purposes of this Amendment and the other Loan Documents are the true signatures of such officers, on which the Administrative Agent may conclusively rely (including the certification and ratification of the officers or officers authorized to sign this Amendment and the other documents executed and delivered in connection therewith, and their respective true signatures); and (iii) copies of its organizational documents, including its certificate of incorporation and bylaws as in effect on the date hereof certified by the appropriate state official where such documents are filed in a state office together with certificates from the appropriate state officials as to the continued existence and good standing of the Loan Parties in each state where organized or qualified to do business, or, if applicable, that there has been no amendment or modification or other change in or to the Loan Parties’ organizational documents, including their articles of incorporation and bylaws as previously delivered to the Administrative Agent or as to the continued existence in good standing of the Loan Parties in each state where organized or qualified to do business as previously certified to the Administrative Agent.

(c) Fees and Expenses. Borrowers shall pay or cause to be paid (i) a closing fee to the Administrative Agent in the amount of $30,000.00, which fee shall be deemed earned as of the date hereof; and (ii) the reasonable costs and expenses of Administrative Agent and Lenders, including the reasonable fees of Administrative Agent’s counsel, in connection with this Amendment.

(d) Representations and Warranties; No Defaults. Each Loan Party, by executing this Amendment, hereby certifies and confirms that as of the date hereof and after giving effect to this Amendment: (i) the execution, delivery and performance of this Amendment and any and all other documents executed and/or delivered in connection herewith have been authorized by all requisite corporate action on the part of such Loan Party and will not violate such Loan Party’s organizational documents; (ii) the representations and warranties of such Loan Party contained in the Credit Agreement and the other Loan Documents are true and correct on the date hereof with the same effect as though such representations and warranties had been made on and as of such date (except representations and warranties which relate solely to an earlier date or time, which representations and warranties shall be true and correct on and as of the specific dates or times referred to therein); (iii) the execution, delivery and performance of this Amendment and any and all other documents executed and/or delivered in connection herewith will not result in a breach of or constitute a Default or Event of Default under the Credit Agreement or require any consent order or result in the creation of any lien, charge or encumbrance upon any property or assets of any Loan Party or any of its properties that may be bound or affected (except for liens, charges or encumbrances in favor of the Lenders); (iv) such Loan Party has performed and complied with all covenants and conditions of the Credit Agreement and the other Loan Documents and no Event of Default or Default under the Credit Agreement has occurred and is continuing or exists which will not be cured by the execution and effectiveness of this Amendment; (v) the Credit Agreement (as amended by this Amendment) and all other Loan Documents are and remain legal, valid, binding and enforceable obligations in accordance with the terms thereof; and (vi) as of the date hereof, there has been no material adverse change in the financial condition of any Loan Party from that reflected in the most recent financial statements of the Loan Parties delivered or made available to the Administrative Agent.

(e) Consents and Approvals. To the extent any consent, approval, order or authorization or registration, declaration or filing with any governmental authority or other person or legal entity is required in connection with the valid execution and delivery of this Amendment or the carrying out or performance of any of the transactions required or contemplated by this Amendment, all such consents, approvals, orders or authorizations shall have been obtained or all such registrations, declarations or filings shall have been accomplished prior to the consummation of this Amendment.

(f) No Violation of Laws, No Actions or Proceedings. The execution of this Amendment shall not contravene any law applicable to any Loan Party, Administrative Agent, or any Lender. No action, proceeding, investigation, regulation or legislation shall have been instituted, threatened or proposed before any court, governmental agency or legislative body to enjoin, restrain or prohibit, or to obtain damages in respect of this Amendment or the consummation of the transactions contemplated hereby, which in Administrative Agent’s sole discretion, would make it inadvisable to consummate the transactions contemplated by this Amendment, or any of the other Loan Documents.

(g) Legal Details; Counterparts. All legal details and proceedings in connection with the transactions contemplated by this Amendment shall be in form and substance satisfactory to Administrative Agent; Administrative Agent shall have received from each Loan Party and all Lenders an executed original of this Amendment; and Administrative Agent shall have received all such other counterpart originals or certified or other copies of such documents and proceedings in connection with such transactions, in form and substance satisfactory to Administrative Agent.

4. Guarantors. Each Guarantor hereby executes this Amendment to evidence its consent hereto, and each Guarantor hereby reaffirms its obligations set forth in the Loan Documents given by it in connection therewith.

5. Effect of Amendment. Except as provided in this Amendment, all of the terms and conditions of the Credit Agreement shall remain in full force and effect.

6. Events of Default. A breach of any covenant, representation or warranty set forth in this Amendment by any Loan Party shall constitute an Event of Death under the Credit

Agreement, in addition to any and all other Defaults and Events of Default set forth in the Credit Agreement.

7. Counterparts. This Amendment may be executed in counterparts, each of which when so executed shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument, and delivery of executed signature pages hereof by telecopy or other electronic transmission from one party to another shall constitute effective and binding execution and delivery, respectively, of this Amendment by such party.

8. Force and Effect. Except as expressly modified by this Amendment, the Credit Agreement and the other Loan Documents are hereby ratified and confirmed by each Loan Party and shall remain in full force and effect after the date hereof. The parties hereto do not amend or waive any provisions of the Credit Agreement or any of the other Loan Documents except as expressly set forth herein. Each of Administrative Agent and Lenders expressly reserves any and all rights and remedies available to it under the Credit Agreement, the other Loan Documents, or any other agreement, or at law or in equity, or otherwise; and, except as expressly provided herein, no other waiver, consent, or amendment is made or implied hereby.

9. Governing Law. This Amendment shall be deemed to be a contract under the laws of the State of New York, after giving effect to federal laws applicable to national banks.

[SIGNATURE PAGE FOLLOWS]

[SIGNATURE PAGE TO SECOND AMENDMENT TO CREDIT AGREEMENT]

This Amendment is executed as of the date stated at the beginning of this Amendment.

BORROWERS:

CDI CORP.

By	/s/ Robert M. Larney
Name: Robert M. Larney
Title: Executive Vice President and CFO

CDI CORPORATION

By	/s/ Robert M. Larney
Name: Robert M. Larney
Title: Executive Vice President and CFO

OTHER LOAN PARTIES:

MANAGEMENT RECRUITERS INTERNATIONAL, INC.

By	/s/ Robert K. Romaine, Jr.
Name: Robert K. Romaine, Jr.
Title: President

MRI CONTRACT STAFFING, INC.

By	/s/ Robert K. Romaine, Jr.
Name: Robert K. Romaine, Jr.
Title: President

JPMORGAN CHASE BANK, N.A., individually, as Administrative Agent and Issuing Bank

By	/s/ Anthony Galea
Name: Anthony Galea
Title: Vice President

SCHEDULE 1.01

Commitments

Name of Lender	Commitment
JPMorgan Chase Bank, N.A.	$50,000,000

TOTAL	$50,000,000